UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 15, 2011, the Board of Directors (the “Board”) of Oasis Petroleum Inc. (the “Company”) elected Mr. Ted Collins, Jr. as a director, increasing the number of directors from six to seven. Mr. Collins will serve as a Class I director, and his term on the Board will expire at the Company’s annual meeting of stockholders in 2011.
     Mr. Collins has been appointed to serve as a member of the Audit Committee and the Nominating and Governance Committee, effective May 1, 2011. The Board has determined that Mr. Collins is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Exchange Act. In addition, certain other adjustments in committee membership were made contemporaneously with Mr. Collins’ election. Effective May 1, 2011, the Audit Committee will be composed of Mr. Michael McShane (Chairman), Mr. William Cassidy, and Mr. Collins; and the Nominating and Governance Committee will be composed of Mr. William Cassidy (Chairman), Mr. Douglas E. Swanson, Jr., and Mr. Collins.
     There are no understandings or arrangements between Mr. Collins and any other person pursuant to which Mr. Collins was elected to serve as a director of the Company. There are no relationships between Mr. Collins and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Collins will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.
     In connection with Mr. Collins’ election to the Board, he is expected to receive an initial equity award having a value of approximately $17,500 in the form of restricted stock. The shares of restricted stock, which will be issued under the Company’s Long Term Incentive Plan, vest on one year following the grant date. In addition, the Company entered into an indemnification agreement with Mr. Collins on February 15, 2011. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement requires the Company to indemnify Mr. Collins to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.
Item 7.01 Regulation FD Disclosure.
     On February 17, 2011, the Company announced the election of Mr. Ted Collins, Jr. to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Indemnification Agreement, dated February 15, 2011, between Oasis Petroleum Inc. and Ted Collins, Jr.
99.1	Press Release dated February 17, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)
Date: February 18, 2011	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Indemnification Agreement, dated February 15, 2011, between Oasis Petroleum Inc. and Ted Collins, Jr.
99.1	Press Release dated February 17, 2011